UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8 - K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 19, 2003
(Date of earliest event reported)

SAN DIEGO SOCCER DEVELOPMENT CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-27487	88-0350156
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3803 Mission Blvd. Suite 290 San Diego, CA 92109		92109
(Address of principal executive offices)		Zip Code

Registrant's telephone number, including area code: (858) 488-7775

Item 5. Other Matters

On December 19, 2003, the Registrant held its annual meeting of shareholders. At that meeting the shareholders voted to elect the following directors to the Registrant's Board of Directors, to serve until the 2004 annual meeting of shareholders:

Yan K. Skwara
Lonn Paul
Brad Smith*

*Denotes Independent Director.

The shareholders also voted to approve HJ Associates and Consultants, LLP, a limited liability partnership ("HJ"), to act as the Registrant's independent auditor for the fiscal year ending December 31, 2003. HJ acted as the independent auditor for the Registrant's financial statements for the period ended December 31, 2002.

In addition, the shareholders authorized the amendment of the Registrant's articles of incorporation in change Registrant's name from San Diego Soccer Development Corporation to International Sports and Media Group, Inc. and to increase Registrant's authorized $0.0001 par value common stock from 100,000,000 to 150,000,000 shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2003	By: /s/ Yan Skwara
Name: Yan Skwara
Title: Chief Executive Officer